UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2014

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, Epiq Systems, Inc. (“Epiq”) announced the appointment of Karin-Joyce (KJ) Tjon as Epiq’s Executive Vice President and Chief Financial Officer, effective July 1, 2014, joining Epiq’s executive management committee with responsibility for the overall management of Epiq’s global finance and accounting organization.  Ms. Tjon, age 52, has extensive financial management and leadership experience, most recently as the Chief Financial Officer of Hawker Beechcraft Corporation (“HBC”), an international manufacturer of business and special mission aircraft.  Prior to joining HBC in 2011, Ms. Tjon served for close to 10 years as Managing Director at Alvarez & Marsal, a global professional services firm specializing in business turnaround and business advisory services.  Ms. Tjon holds a Master of Business Administration in management and finance from Columbia University’s Graduate School of Business and a Bachelor of Science degree in Organizational Behavior and Management from Ohio University.  There are no family relationships between Ms. Tjon and any other director, executive officer or person nominated or chosen by Epiq to become a director or executive officer.

In connection with this executive appointment, Epiq and Ms. Tjon entered into an offer letter (the “Offer Letter”) and Executive Employment Agreement (the “Employment Agreement”), each dated as of June 17, 2014.  The Employment Agreement contains customary provisions regarding, among other things, confidentiality, non-competition and non-solicitation restrictive covenants.  Further, pursuant to the Offer Letter and the Employment Agreement:

•                  As of the commencement of her employment with Epiq, Ms. Tjon is entitled to receive a base annual salary of $600,000.

•                  For the partial year ended December 31, 2014, Ms. Tjon will be eligible to participate in Epiq’s annual incentive compensation plan with an opportunity to earn a minimum of $150,000 up to $300,000 based upon the achievement of certain objectives, which may be paid in cash or common stock of Epiq (or a combination of both); provided that, among other factors, Ms. Tjon remains employed in good standing with Epiq through March 13, 2015.

•                  For the year ended December 31, 2015, Ms. Tjon will be eligible to participate in Epiq’s annual incentive compensation plan with an opportunity to earn up to $600,000 based upon the achievement of certain objectives, which may be paid in cash or common stock of Epiq (or a combination of both); provided that, among other factors, Ms. Tjon remains employed in good standing with Epiq through March 15, 2016.

•                  Ms. Tjon will be considered by the Compensation Committee of the Board of Directors of Epiq (the “Compensation Committee”) for:  (i) an inducement grant of 25,000 shares of restricted common stock of Epiq that would vest immediately pursuant to a restricted stock agreement to be entered into between Ms. Tjon and Epiq; and (ii) an inducement grant of 75,000 shares of restricted common stock of Epiq that would vest over a three-year period, with 25,000 shares to vest initially on the first anniversary of the grant date, 25,000 shares to vest on the second anniversary of the grant date, and 25,000 shares to vest on the third anniversary of the grant date, pursuant to a restricted stock agreement to be entered into between Ms. Tjon and Epiq.

•                  After January 1, 2015 and before March 13, 2015, Ms. Tjon will be considered by the Compensation Committee for a performance-based equity grant of 50,000 shares of restricted common stock of Epiq that would vest upon the achievement of an established threshold level of financial goals for the fiscal year ending December 31, 2015.

•                  Ms. Tjon will be eligible to receive a certain Separation Payment, as defined in the Employment Agreement, upon the termination of her employment by Epiq without Cause (as defined therein) or by Ms. Tjon for Good Reason (as defined therein), provided that:  (i) Ms. Tjon executes and delivers a Release (as defined therein) to Epiq; (ii) the Release has become fully effective in all respects; and (iii) Ms. Tjon reaffirms and does not breach certain post-termination obligations contained in the Employment Agreement and has not breached the Release.

•                  Ms. Tjon will be eligible for the employee benefit programs of Epiq to the same extent that members of the Epiq executive management committee are generally eligible.

The foregoing descriptions of the Offer Letter and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Offer Letter and Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 18, 2014, Epiq issued a press release announcing the appointment of Ms. Tjon as Epiq’s Executive Vice President and Chief Financial Officer (the “Press Release”).  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1                        Offer Letter between Epiq Systems, Inc. and Ms. Karin-Joyce Tjon, dated June 17, 2014.

10.2                        Executive Employment Agreement between Epiq Systems, Inc. and Ms. Karin-Joyce Tjon Sien Fat, dated June 17, 2014.

99.1                        Press release issued by Epiq dated June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: June 20, 2014
	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director